Exhibit 99.1

PRESS RELEASE

CONTACT:	Michael W. Clarke	FOR IMMEDIATE RELEASE:	October 25, 2018
CEO
703-871-2100

Access National Grows Deposits and Loans, Hikes Dividend

Reston, Virginia. Access National Corporation (NASDAQ: ANCX) (the “Corporation” or “Access”), parent company for Access National Bank (the “Bank”) and Middleburg Investment Group, reported third quarter 2018 net income of $9.6 million, or $0.46 per diluted share. This represents the Corporation’s 73rd consecutive quarterly profit over its 75 quarter history. Consistent with management’s objective of a 40% dividend payout ratio against level and sustainable earnings, the Board of Directors declared a dividend of $0.17 per share for common shareholders of record as of November 08, 2018 and payable on November 23, 2018. This dividend reflects a $0.01 increase from the prior quarter.

Highlights

•	For the three month period ended September 30, 2018, net income increased 7.2% compared to the preceding period and 37.2% compared to the same period of the prior year;
•	Gross loans held for investment increased $110.1 million (22.2% annualized) during the three-month period to $2.1 billion at September 30, 2018;
•	Excluding brokered deposits, customer deposits increased $131.8 million (25.0% annualized) during the three month period ended September 30, 2018 to $2.2 billion;
•	Demand deposits of $1.2 billion at September 30, 2018 comprised 52.9% of total deposits, inclusive of $757.9 million of non-interest bearing demand deposits or 33.0% of the deposit portfolio. Non-interest bearing demand deposits increased $38.0 million and $47.2 million during the three month and twelve month periods ended September 30, 2018, respectively; and
•	Tangible book value[1] per common share was $12.33 at September 30, 2018, an increase of $0.34 from the linked quarter.

According to CEO Michael Clarke, “Third quarter 2018 reflects strong performance against our stated strategic growth and profitability measures as customer deposits and loans exceeded a linked quarter growth rate in excess of $200 million per annum. We experienced strong increases in nominal earnings during the period and exceeded our strategic profitability measures with Return on Tangible Common Average Equity (ROTCAE) of 15.20% compared to the target of 13.25%, and Return on Average Assets of 1.30% compared to the target of 1.25%.” Mr. Clarke continued, “The announced merger with Union Bankshares Corporation (“Union”) will enable us to further accelerate growth and opportunity in our markets. We are excited about being an important part of the Union team and the combined positioning as Virginia’s regional bank.”

On a linked quarter basis, the mortgage segment margins increased while origination volume decreased, resulting in pretax earnings of $1.0 million for the three months ended September 30, 2018 compared to $0.9 million for the linked quarter.

During the period, we evaluated the accounting for our low income housing tax credits as well as investments in small business investment company funds (SBICs) and elected to change the policy for these investments. We believe the change better reflects our economic interest in these investments. We believe that the results of this change are immaterial to the results of our operations and they were recorded through the current period as a one-time after-tax gain of $882 thousand or $0.04 per share on a fully diluted basis. This includes $608 thousand ($445 thousand pre-tax credit to income with a $163 thousand credit to income tax provision) related to low income housing tax credits and a $466 thousand pre-tax gain related to equity investments.

1 Non-GAAP financial information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

The Corporation’s efficiency ratio has improved each quarter during 2018 and is within the stated strategic target threshold of 65% or better at September 30, 2018 at 60.19%.

The net interest margin on a fully tax equivalent (non-GAAP) basis remained consistent at 3.67% when comparing third quarter 2018 to the linked quarter. Net purchase mark accretion included in net interest income was $634 thousand for the third quarter 2018 and $781 thousand for the linked quarter.

Gross loans Held for Investment increased $110.1 million during the quarter to $2.1 billion at September 30, 2018. As of September 30, 2018, commercial and industrial loans as well as owner occupied commercial real estate loans combined to account for 49% of the loan portfolio, reflecting the Corporation’s continued focus on lower-middle-market businesses. The Corporation’s priority focus remains on expanding borrowers in these portfolios as a driver of future growth in the loan portfolio, along with related core deposits.

Noninterest-bearing deposits at September 30, 2018 were $757.9 million, an increase of $38.0 million compared to the second quarter of 2018. Noninterest-bearing deposits remain the largest and most attractive source of funding for the Corporation, comprising 33% of the deposit portfolio. When combined with interest-bearing demand deposit accounts, total transaction accounts comprise 53% of the total deposit portfolio, reducing reliance of non-core and more price sensitive funding.

Total deposits at September 30, 2018 were $2.3 billion, an increase of $168.1 million from the $2.1 billion at June 30, 2018. The increase in interest-bearing deposits was most pronounced in the savings and interest-bearing deposits category. The Corporation’s strategy places a high priority on the maintenance and expansion of core deposits, particularly transaction accounts. Premium interest rates are targeted to existing high value core depositors and used offensively to acquire new accounts in selective market segments.

Short-term borrowings decreased $77.4 million during the three months ended September 30, 2018. This decrease is primarily attributable to the increase in core deposit accounts seen during the quarter.

Asset quality remained strong for the quarter. Non-performing assets (“NPAs”) increased to $6.1 million at September 30, 2018 from $6.0 million at June 30, 2018, representing 0.20% and 0.21% of total assets, respectively. Included in the NPA total is $644 thousand in other real estate owned. The allowance for loan loss was $17.3 million and $15.8 million at September 30, 2018 and December 31, 2017, respectively, and represented 0.83% of total loans held for investment at the end of the third quarter 2018.

Tangible book value2 per common share increased to $12.33 at September 30, 2018 from $11.52 at December 31, 2017. The tangible common equity ratio for Access National Corporation and its subsidiary bank was 9.09% at September 30, 2018, within the Corporation’s target range of 8.50% to 9.50%.

Access National Corporation is the parent company of Access National Bank and Middleburg Investment Group serving Northern and Central Virginia. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

Access National Corporation will hold a conference call on Friday, October 26, 2018 at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (844) 348-3796; international callers wishing to participate may do so by dialing (213) 358-0951.  The conference ID number is 6696465.

2 Non-GAAP financial information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements as to the anticipated impact of the acquisition by Union Bankshares Corporation (“Union”) of Access. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Access or its management about future events. Although Access believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Access will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results performance, or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, changes in asset quality and credit risk, changes in interest rates and capital markets, competitive conditions, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, expected revenue synergies and cost savings from the proposed acquisition may not be fully realized or realized within the expected time frame, revenues following the proposed acquisition may be lower than expected, customer and employee relationships and business operations may be disrupted by the proposed acquisition, the diversion of management time on acquisition-related issues, changes in Union’s share price before closing, risks relating to the potential dilutive effect of shares of Union common stock to be issued in the proposed transaction, the ability to obtain regulatory, shareholder or other approvals or other conditions to closing on a timely basis or at all, the ability to close the proposed acquisition on the expected timeframe, or at all, and that closing may be more difficult, time-consuming or costly than expected, the reaction to the proposed acquisition of the companies’ customers, employees and counterparties, and other risk factors, many of which are beyond the control of Union and Access. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Access’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of Access’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Access or its business or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and Access does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information will be Filed with the SEC

As previously disclosed, Access and Union have entered into an Agreement and Plan of Reorganization pursuant to which Access will merge with and into Union. Union will be the surviving corporation in the merger.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Union of Access. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed acquisition, Union will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Access and Union and a prospectus of Union (the “Joint Proxy/Prospectus”), and each of Access and Union may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy/Prospectus will be sent to the shareholders of Access and Union. Investors and shareholders of Access and Union are urged to read carefully and in their entirety the Registration Statement and Joint Proxy/Prospectus when they become available and any other relevant documents filed with the SEC by Access and Union, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Investors and shareholders may obtain free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC by Access and Union through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA 20191. Attention: Sheila Linton (telephone: (703) 871-2100) or Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or by accessing Access’s website at www.accessnationalbank.com under “Investor Relations” or Union’s website at www.bankatunion.com under “Investor Relations.” The information on Access’s and Union’s websites is not, and shall not be deemed to be, a part of this Form 8-K or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Access, Union and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Access or Union in connection with the proposed transaction. Information about the directors and executive officers of Access and their ownership of Access Common Stock is set forth in the proxy statement for Access’s 2018 annual meeting of shareholders, which was filed with the SEC on April 12, 2018. Information about the directors and executive officers of Union and their ownership of Union Common Stock is set forth in the proxy statement for Union’s 2018 annual meeting of shareholders, which was filed with the SEC on March 21, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Access National Corporation
Consolidated Balance Sheet - Unaudited

	September 30,	June 30,	December 31,	September 30,
(In Thousands Except for Share and Per Share Data)	2018	2018	2017	2017

ASSETS

Cash and due from banks	$14,062	$17,346	$29,855	$12,774

Interest-bearing balances and federal funds sold	110,308	105,626	92,458	117,159

Investment securities:
Available-for-sale, at fair value	436,484	421,975	406,067	393,650
Marketable equity, at fair value	-	1,340	1,379	1,390
Held-to-maturity, amortized cost (fair value of $16,368, $16,419, $16,379, and $16,416, respectively)	16,314	16,350	15,721	15,778
Total investment securities	452,798	439,665	423,167	410,818

Restricted Stock, at amortized cost	21,192	23,742	16,572	14,447

Loans held for sale - at fair value	36,600	51,365	31,999	26,234

Loans held for investment net of allowance for loan losses of $17,349, $16,543, $15,805, and $15,692, respectively	2,076,921	1,967,646	1,963,104	1,953,968

Premises, equipment and land, net	27,768	28,082	27,797	26,400

Goodwill and intangible assets, net	184,028	184,838	185,161	182,156

Other assets	97,646	102,275	103,781	129,113

Total assets	$3,021,323	$2,920,585	$2,873,894	$2,873,069

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Noninterest-bearing deposits	$757,900	$719,873	$744,960	$710,691

Interest-bearing demand deposits	481,676	477,329	496,677	490,759

Savings and interest-bearing deposits	711,262	625,120	623,889	658,799

Time deposits	344,026	304,398	368,622	425,963

Total deposits	2,294,864	2,126,720	2,234,148	2,286,212

Short-term borrowings	212,561	289,934	145,993	79,527

Long-term borrowings	45,000	45,000	40,000	60,000

Trust preferred debentures	3,942	3,922	3,883	3,863

Other liabilities and accrued expenses	23,013	20,727	28,246	23,294

Total Liabilities	2,579,380	2,486,303	2,452,270	2,452,896

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized;
issued and outstanding, 20,920,262, 20,796,193, 20,534,163, and 20,449,738, respectively	17,468	17,365	17,146	17,076

Additional paid in capital	317,626	314,367	307,670	305,682

Retained earnings	115,973	109,690	98,584	98,607

Accumulated other comprehensive loss, net	(9,124)	(7,140)	(1,776)	(1,192)

Total shareholders' equity	441,943	434,282	421,624	420,173

Total liabilities and shareholders' equity	$3,021,323	$2,920,585	$2,873,894	$2,873,069

Access National Corporation
Consolidated Statement of Operations - Unaudited

	Three Months Ended			Nine Months Ended
(In Thousands Except for Share and Per Share Data)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

INTEREST INCOME
Interest and fees on loans	$25,687	$24,143	$24,306	$73,241	$60,251

Interest on federal funds sold and bank balances	578	437	394	1,532	746

Interest and dividends on securities	3,047	2,642	2,992	8,369	7,388
Total interest income	29,312	27,222	27,692	83,142	68,385

INTEREST EXPENSE
Interest on deposits	3,902	3,017	2,639	9,717	6,560

Interest on other borrowings	1,345	1,190	459	3,100	1,366
Total interest expense	5,247	4,207	3,098	12,817	7,926
Net interest income	24,065	23,015	24,594	70,325	60,459

Provision for loan losses	700	652	900	2,102	3,200
Net interest income after provision for loan losses	23,365	22,363	23,694	68,223	57,259

NONINTEREST INCOME
Service charges and fees	485	494	560	1,456	1,509

Gain on sale of loans	4,465	4,196	5,594	11,453	14,985

Other Income	2,494	4,400	2,369	11,020	6,917
Total noninterest income	7,444	9,090	8,523	23,929	23,411

NONINTEREST EXPENSE
Salaries and benefits	11,113	12,529	11,100	35,370	31,800

Occupancy and equipment	2,000	1,640	3,019	5,881	5,820

Other operating expense	5,853	6,257	8,674	18,115	23,594
Total noninterest expense	18,966	20,426	22,793	59,366	61,214
Income before income tax	11,843	11,027	9,424	32,786	19,456

Income tax expense	2,233	2,065	2,422	6,128	6,001
NET INCOME	9,610	8,962	7,002	26,658	13,455

Earnings per common share:
Basic	$0.46	$0.43	$0.34	$1.28	$0.77
Diluted	$0.46	$0.43	$0.34	$1.28	$0.77

Average outstanding shares:
Basic	20,847,319	20,736,727	20,409,696	20,734,621	17,156,521
Diluted	20,925,247	20,822,853	20,508,875	20,821,096	17,273,367

Performance and Capital Ratios - Unaudited

	Three Months	Three Months	Three Months	Three Months	Nine Months	Nine Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	September 30,	December 31,
(Dollars In Thousands)	2018	2018	2018	2017	2018	2017	2017

Return on average assets (annualized)	1.30%	1.26%	1.13%	0.96%	1.23%	0.75%	0.67%
Return on average tangible equity (annualized) (1)	15.20%	14.73%	13.57%	11.47%	14.52%	9.33%	8.15%
Net interest margin - fully tax equivalent basis (1)	3.67%	3.67%	3.70%	3.86%	3.68%	3.91%	3.88%
Net interest margin	3.62%	3.62%	3.65%	3.76%	3.63%	3.84%	3.81%
Cost of funds	1.17%	0.98%	0.79%	0.70%	0.98%	0.73%	0.73%
Access National Bank efficiency ratio (2)	53.14%	57.36%	59.65%	57.56%	56.45%	57.41%	55.72%
Access National Corporation efficiency ratio (2)	60.19%	63.62%	65.19%	68.82%	62.99%	72.99%	69.61%
Total average equity to earning assets	16.47%	16.86%	16.59%	16.00%	16.64%	18.10%	14.82%
Tangible common equity ratio (1)	9.09%	9.12%	9.10%	8.85%	9.09%	8.85%	8.79%

Averages
Assets	$2,953,987	$2,848,307	$2,856,201	$2,922,105	$2,886,998	$2,396,103	$2,453,894
Loans held for investment, gross	2,038,292	1,935,422	1,950,077	2,002,842	1,974,914	1,614,893	1,704,040
Loans held for sale	36,672	41,515	21,257	28,734	33,205	27,165	27,881
Interest-bearing deposits & federal funds sold	110,140	110,800	136,969	136,222	119,205	105,360	104,566
Investment securities	461,708	444,779	434,003	437,628	446,932	343,360	362,614
Earning assets	2,656,213	2,541,454	2,548,836	2,617,443	2,582,555	2,101,947	2,212,020
Interest-bearing deposits	1,502,982	1,440,998	1,517,030	1,566,286	1,486,956	1,257,364	1,327,262
Total deposits	2,201,473	2,114,617	2,215,222	2,277,760	2,177,107	1,810,139	1,922,249
Repurchase agreements & federal funds purchased	50,135	56,693	57,344	58,149	54,698	46,209	48,378
FHLB short term borrowings	193,784	180,348	91,002	59,697	155,421	67,774	67,907
FHLB long-term borrowings	45,000	42,088	40,000	82,790	42,381	73,040	66,329
Trust Preferred debt	3,930	3,911	3,891	3,029	3,911	2,289	2,691
Equity	437,398	428,590	422,780	418,678	429,642	380,378	327,738
Tangible equity (1)	$252,864	$243,232	$238,381	$243,974	$244,868	$192,150	$202,408

Allowance for loan losses	$17,349	$16,543	$15,928	$15,692	$17,349	$15,692	$15,805
Allowance for loan losses/loans held for investment	0.83%	0.83%	0.83%	0.80%	0.83%	0.80%	0.80%
Remaining purchase marks on performing loans	$8,838	$9,615	$10,415	$12,444	$8,838	$12,444	$11,241
Purchased credit impaired loans	$4,509	$4,632	$4,702	$5,184	$4,509	$5,184	$4,969
Remaining purchase marks on credit impaired loans	$1,592	$1,720	$1,749	$694	$1,592	$694	$1,175
Total NPA	$6,106	$6,049	$7,453	$7,817	$6,106	$7,817	$5,270
NPA to total assets	0.20%	0.21%	0.26%	0.27%	0.20%	0.27%	0.18%

Mortgage loan originations and brokered loans	$85,087	$123,157	$84,411	$107,706	$292,655	$319,164	$432,678
Gain on sale of mortgage loans net hedging activity	$4,137	$4,251	$3,273	$5,371	$11,661	$14,208	$19,192
Allowance for losses on mortgage loans sold	$953	$953	$953	$987	$953	$987	$953

Wealth Services segment - assets under management	$2,012,526	$1,949,992	$1,942,526	$1,935,780	$2,012,526	$1,935,780	$1,955,720

Book value per common share	$21.13	$20.88	$20.62	$20.55	$21.13	$20.55	$20.53

Tangible book value per common share (1)	$12.33	$11.99	$11.65	$11.64	$12.33	$11.64	$11.52

(1) Non-GAAP financial information. See "Reconciliation of Non-GAAP Financial Measures" at end of release.

(2) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

Composition of Loan Portfolio - Unaudited

	September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

Commercial real estate - owner occupied	$525,047	25.07%	$478,928	24.13%	$462,298	24.02%	$467,082	23.60%	$443,128	22.50%
Commercial real estate - non-owner occupied	467,495	22.32	457,940	23.08	419,139	21.77	436,083	22.04	435,181	22.09
Residential real estate	459,989	21.96	460,269	23.20	476,366	24.75	489,669	24.74	512,621	26.03
Commercial	507,269	24.22	464,270	23.40	437,287	22.72	463,652	23.43	449,450	22.82
Real estate construction	113,790	5.43	99,164	5.00	104,528	5.43	97,481	4.93	104,193	5.29
Consumer	20,680	1.00	23,618	1.19	25,293	1.31	24,942	1.26	25,087	1.27
Total loans	$2,094,270	100.00%	$1,984,189	100.00	$1,924,911	100.00%	$1,978,909	100.00%	$1,969,660	100.00%
Less allowance for loan losses	17,349		16,543		15,928		15,805		15,692
	$2,076,921		$1,967,646		$1,908,983		$1,963,104		$1,953,968

Composition of Deposits - Unaudited

	September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
(Dollars In Thousands)	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

Demand deposits	$757,900	33.03%	$719,873	33.85%	$706,128	32.14%	$744,960	33.34%	$710,691	31.09%
Interest-bearing demand deposits	455,769	19.86	462,355	21.74	501,745	22.84	486,621	21.78	480,620	21.02
Savings and money market	670,497	29.22	585,673	27.54	616,879	28.08	580,827	26.00	616,596	26.97
CDARS time deposits	17,050	0.74	13,666	0.64	17,247	0.78	21,582	0.97	37,836	1.65
CDARS/ICS non-maturity deposits	66,604	2.90	53,233	2.50	50,233	2.29	48,011	2.15	47,219	2.07
Brokered deposits	53,900	2.35	17,590	0.83	23,244	1.06	51,028	2.28	71,090	3.11
Time deposits	273,144	11.90	274,330	12.90	281,452	12.81	301,119	13.48	322,160	14.09
Total Deposits	$2,294,864	100.00%	$2,126,720	100.00%	$2,196,928	100.00%	$2,234,148	100.00%	$2,286,212	100.00%

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities

Three Months Ended - Unaudited

	September 30, 2018			June 30, 2018			September 30, 2017
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$471,109	$3,047	2.59%	$453,717	$2,642	2.33%	$449,645	$2,992	2.66%
Loans held for sale	36,672	450	4.91%	41,515	477	4.59%	28,734	299	4.16%
Loans(1)	2,038,292	25,237	4.95%	1,935,422	23,666	4.89%	2,002,842	24,007	4.79%
Interest-bearing balances and federal funds sold	110,140	578	2.10%	110,800	437	1.59%	136,222	394	1.16%
Total interest-earning assets	2,656,213	29,312	4.41%	2,541,454	27,222	4.28%	2,617,443	27,692	4.23%
Noninterest-earning assets:
Cash and due from banks	15,050			15,953			36,260
Premises, land and equipment	27,996			28,087			30,382
Other assets	271,592			279,127			253,424
Less: allowance for loan losses	(16,864)			(16,314)			(15,404)
Total noninterest-earning assets	297,774			306,853			304,662
Total Assets	$2,953,987			$2,848,307			$2,922,105

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$494,436	$797	0.64%	$490,619	$680	0.55%	$483,370	$412	0.34%
Money market deposit accounts	507,888	1,483	1.17%	466,538	1,047	0.90%	435,241	821	0.75%
Savings accounts	165,937	242	0.58%	174,392	233	0.53%	199,109	90	0.18%
Time deposits	334,721	1,380	1.65%	309,449	1,057	1.37%	448,566	1,316	1.17%
Total interest-bearing deposits	1,502,982	3,902	1.04%	1,440,998	3,017	0.84%	1,566,286	2,639	0.67%
Borrowings:
FHLB short-term borrowings	193,784	976	2.01%	180,348	866	1.92%	59,697	207	1.39%
Securities sold under agreements to repurchase and federal funds purchased	50,135	13	0.10%	56,693	14	0.10%	58,149	16	0.11%
Subordinated debentures	3,930	87	8.81%	3,911	84	8.63%	3,029	35	4.62%
FHLB long-term borrowings	45,000	269	2.39%	42,088	226	2.14%	82,790	201	0.97%
Total borrowings	292,849	1,345	1.84%	283,040	1,190	1.68%	203,665	459	0.90%
Total interest-bearing deposits and borrowings	1,795,831	5,247	1.17%	1,724,038	4,207	0.98%	1,769,951	3,098	0.70%
Noninterest-bearing liabilities:
Demand deposits	698,491			673,619			711,474
Other liabilities	22,267			22,060			22,002
Total liabilities	2,516,589			2,419,717			2,503,427
Shareholders' Equity	437,398			428,590			418,678
Total Liabilities and Shareholders' Equity	$2,953,987			$2,848,307			$2,922,105

Interest Spread(2)			3.25%			3.30%			3.53%

Net Interest Margin(3)		$24,065	3.62%		$23,015	3.62%		$24,594	3.76%

(1) Loans placed on nonaccrual status are included in loan balances.

(2) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.

(3) Net interest margin is net interest income, expressed as a percentage of average earning assets.

Yield on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
Nine Months Ended - Unaudited

	September 30, 2018			September 30, 2017
	Average	Income /	Yield /	Average	Income /	Yield /
(Dollars In Thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Securities	$455,231	$8,369	2.45%	$354,529	$7,388	2.78%
Loans held for sale	33,205	1,154	4.63%	27,165	846	4.15%
Loans(1)	1,974,914	72,087	4.87%	1,614,893	59,405	4.90%
Interest-bearing balances and federal funds sold	119,205	1,532	1.71%	105,360	746	0.94%
Total interest-earning assets	2,582,555	83,142	4.29%	2,101,947	68,385	4.34%
Noninterest-earning assets:
Cash and due from banks	16,409			21,552
Premises, land and equipment	28,138			21,692
Other assets	276,307			265,578
Less: allowance for loan losses	(16,411)			(14,666)
Total noninterest-earning assets	304,442			294,156
Total Assets	$2,886,998			$2,396,103

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Interest-bearing demand deposits	$495,862	$2,067	0.56%	$352,647	$910	0.34%
Money market deposit accounts	489,764	3,460	0.94%	352,525	1,644	0.62%
Savings accounts	171,256	684	0.53%	146,773	392	0.36%
Time deposits	330,074	3,506	1.42%	405,419	3,614	1.19%
Total interest-bearing deposits	1,486,956	9,717	0.87%	1,257,364	6,560	0.70%
Borrowings:
FHLB short-term borrowings	155,421	2,192	1.88%	67,774	593	1.17%
Securities sold under agreements to repurchase and federal funds purchased	54,698	41	0.10%	46,209	58	0.17%
Subordinated debentures	3,911	246	8.37%	2,289	146	8.50%
FHLB long-term borrowings	42,381	621	1.95%	73,040	569	1.04%
Total borrowings	256,412	3,100	1.61%	189,312	1,366	0.96%
Total interest-bearing deposits and borrowings	1,743,367	12,817	0.98%	1,446,676	7,926	0.73%
Noninterest-bearing liabilities:
Demand deposits	690,151			552,775
Other liabilities	23,838			16,274
Total liabilities	2,457,356			2,015,725
Shareholders' Equity	429,642			380,378
Total Liabilities and Shareholders' Equity	$2,886,998			$2,396,103

Interest Spread(2)			3.31%			3.61%

Net Interest Margin(3)		$70,325	3.63%		$60,459	3.84%

(1) Loans placed on nonaccrual status are included in loan balances.

(2) Interest spread is the average yield earned on earning assets, less the average rate incurred on interest-bearing liabilities.

(3) Net interest margin is net interest income, expressed as a percentage of average earning assets.

Segment Reporting - Unaudited

Three Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
September 30, 2018	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$28,957	$450	$4	$10	$(109)	$29,312
Gain on sale of loans	-	4,465	-	-	-	4,465
Other revenues	2,152	(743)	1,688	219	(337)	2,979
Total revenues	31,109	4,172	1,692	229	(446)	36,756

Expenses:
Interest expense	5,169	41	-	146	(109)	5,247
Salaries and employee benefits	7,800	2,284	979	-	50	11,113
Other expenses	6,684	819	552	885	(387)	8,553
Total operating expenses	19,653	3,144	1,531	1,031	(446)	24,913

Income (loss) before income taxes	$11,456	$1,027	$161	$(802)	$-	$11,843

Total assets	$2,978,843	$38,763	$13,166	$26,808	$(36,257)	$3,021,323

Three Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
June 30, 2018	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$26,841	$477	$3	$6	$(105)	$27,222
Gain on sale of loans	-	4,196	-	-	-	4,196
Other revenues	1,634	373	2,726	491	(330)	4,894
Total revenues	28,475	5,046	2,729	497	(435)	36,312

Expenses:
Interest expense	4,130	39	-	143	(105)	4,207
Salaries and employee benefits	8,324	3,130	1,075	-	-	12,529
Other expenses	6,292	971	660	956	(330)	8,549
Total operating expenses	18,746	4,140	1,735	1,099	(435)	25,285

Income (loss) before income taxes	$9,729	$906	$994	$(602)	$-	$11,027

Total assets	$2,871,045	$40,293	$12,301	$23,435	$(26,489)	$2,920,585

Three Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
September 30, 2017	Banking	Banking	Management	Other	Eliminations	Totals
	(In Thousands)
Revenues:
Interest income	$27,429	$299	$4	$5	$(45)	$27,692
Gain on sale of loans	-	5,594	-	-	-	5,594
Other revenues	1,977	(740)	1,617	312	(237)	2,929
Total revenues	29,406	5,153	1,621	317	(282)	36,215

Expenses:
Interest expense	3,072	(25)	-	96	(45)	3,098
Salaries and employee benefits	7,334	2,898	868	-	-	11,100
Other expenses	8,724	1,149	1,850	1,107	(237)	12,593
Total operating expenses	19,130	4,022	2,718	1,203	(282)	26,791

Income (loss) before income taxes	$10,276	$1,131	$(1,097)	$(886)	$-	$9,424

Total assets	$2,810,037	$26,485	$41,002	$19,756	$(24,211)	$2,873,069

Segment Reporting - Unaudited

Nine Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
September 30, 2018	Banking	Banking	Management	Other	Eliminations	Totals

Revenues:
Interest income	$82,085	$1,154	$9	$22	$(128)	$83,142
Gain on sale of loans	-	11,453	-	-	-	11,453
Other revenues	5,291	899	6,155	1,128	(997)	12,476
Total revenues	87,376	13,506	6,164	1,150	(1,125)	107,071

Expenses:
Interest expense	12,593	(72)	-	424	(128)	12,817
Salaries and employee benefits	24,052	8,291	3,002	-	25	35,370
Other expenses	20,261	2,496	1,694	2,669	(1,022)	26,098
Total operating expenses	56,906	10,715	4,696	3,093	(1,125)	74,285

Income (loss) before income taxes	$30,470	$2,791	$1,468	$(1,943)	$-	$32,786

Total assets	$2,978,843	$38,763	$13,166	$26,808	$(36,257)	$3,021,323

Nine Months Ended	Commercial	Mortgage	Trust & Wealth			Consolidated
September 30, 2017	Banking	Banking	Management	Other	Eliminations	Totals

Revenues:
Interest income	$67,740	$846	$7	$17	$(225)	$68,385
Gain on sale of loans	-	14,985	-	-	-	14,985
Other revenues	4,445	(306)	4,195	975	(883)	8,426
Total revenues	72,185	15,525	4,202	992	(1,108)	91,796

Expenses:
Interest expense	7,796	18	-	337	(225)	7,926
Salaries and employee benefits	19,992	9,122	2,686	-	-	31,800
Other expenses	20,173	3,246	2,541	7,537	(883)	32,614
Total operating expenses	47,961	12,386	5,227	7,874	(1,108)	72,340

Income (loss) before income taxes	$24,224	$3,139	$(1,025)	$(6,882)	$-	$19,456

Total assets	$2,810,037	$26,485	$41,002	$19,756	$(24,211)	$2,873,069

Reconciliation of Non-GAAP Financial Measures - Unaudited

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are “tangible book value per common shares”, “tangible common equity ratio”, and “net interest margin on a fully tax equivalent basis.” This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Corporation’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

	Three Months	Three Months	Three Months	Three Months	Nine Months	Nine Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	September 30,	June 30,	March 31,	September 30,	September 30,	September 30,	December 31,
(Dollars In Thousands)	2018	2018	2018	2017	2018	2017	2017

Book value per common share	$21.13	$20.88	$20.62	$20.55	$21.13	$20.55	$20.53
Effect of intangible assets	$(8.80)	$(8.89)	$(8.97)	$(8.91)	$(8.80)	$(8.91)	$(9.01)
Tangible book value per common share	$12.33	$11.99	$11.65	$11.64	$12.33	$11.64	$11.52

Common equity ratio	14.63%	14.87%	15.06%	14.62%	14.63%	14.62%	14.68%
Effect of intangible assets	-5.54%	-5.75%	-5.96%	-5.77%	-5.54%	-5.77%	-5.89%
Tangible common equity ratio	9.09%	9.12%	9.10%	8.85%	9.09%	8.85%	8.79%

Net interest margin	3.62%	3.62%	3.65%	3.76%	3.63%	3.84%	3.81%
Effect of tax exempt securities and loans	0.05%	0.05%	0.05%	0.10%	0.05%	0.07%	0.07%
Net interest margin - fully tax equivalent basis	3.67%	3.67%	3.70%	3.86%	3.68%	3.91%	3.88%

Return on average equity	8.79%	8.36%	7.65%	6.68%	8.27%	4.71%	5.03%
Effect of intangible assets	6.41%	6.37%	5.92%	4.79%	6.25%	4.62%	3.12%
Return on average tangible equity	15.20%	14.73%	13.57%	11.47%	14.52%	9.33%	8.15%

Average equity	$437,398	$428,590	$422,780	$418,678	$429,642	$380,378	$327,738
Effect of average intangible assets	$184,534	$185,358	$184,399	$174,704	$184,774	$188,228	$125,330
Average tangible equity	$252,864	$243,232	$238,381	$243,974	$244,868	$192,150	$202,408